Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 8, 2003, with respect to the consolidated financial statements of Wauwatosa Savings Bank included in the Amendment No. 1 to Registration Statement (Form S-1 No. 333-125715) and related Prospectus of Wauwatosa Holdings, Inc. for the registration of up to 9,627,139 shares of its common stock.

/s/ Ernst & Young LLP

Milwaukee, WI
July 18, 2005